SETTLEMENT AND TERMINATION AGREEMENT TO MANAGEMENT AGREEMENT

This SETTLEMENT AND TERMINATION AGREEMENT TO MANAGEMENT AGREEMENT (this “Agreement”) dated August 31, 2019 (the “Effective Date”), is by and between MGT Capital Investments, Inc. (the “Provider”), and Deep South Mining LLC (the “User”).

WHEREAS, the Provider and the User are parties to that certain Management Agreement, dated October 17, 2017, as modified by that certain Letter Agreement, dated September 23, 2018 and as further modified by that certain Second Letter Agreement dated May 2, 2019 (collectively, the “Management Agreement”);

WHEREAS, both parties desire to terminate the Management Agreement in exchange for the consideration provided herein;

WHEREAS, Section 7(b)(1) of the Management Agreement provides for termination or rescission at any time by mutual written agreement of User and Provider;

WHEREAS, both parties agree to be discharged from all rights and obligations under the Management Agreement, including but not limited to Services, Term, and Ownership; and,

WHEREAS, for the consideration exchanged hereunder, both parties agree to hold harmless the other party for any actions or non-actions arising from the Management Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, and other good and valuable consideration, the undersigned agree as follows:

1. The Management Agreement shall be terminated on the Effective Date.

2. Provider will receive ownership of User’s 1,000 Bitmain Antminer S9 pursuant to a Bill of Sale, substantially in the form attached as Exhibit A.

3. The Provider shall pay User the following amounts on a monthly basis:

a.	Beginning on the day following the Effective Date and continuing until the earlier of December 31, 2019 or the date on which mining with the Bitmain Antminer S9 results in a negative margin of Products minus the Electricity Costs, the amount equaling Formula A as defined in Exhibit B.

b.	Beginning immediately thereafter, and continuing for a period of twelve months, the amount equaling Formula B as defined in Exhibit B; provided, however, if the Provider has not commenced mining with the Bitmain Antimer S17 as of the beginning date of this Section 2(b), then either party may unilaterally terminate this Agreement for a onetime payment of $150,000 to User by Provider. If neither party elects to terminate, the amounts due under this Section 2(b) will begin on such date that the Provider commences mining with the Bitmain Antminer S17 and continuing for a period of twelve months.

c.	Thereafter, zero.

4. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Management Agreement.

5. This Agreement may be executed in counterparts (including by facsimile or pdf signature pages or other means of electronic transmission) each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed as of the date first above written.

DEEP SOUTH MINING LLC		MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Adam Finesilver	By:	/s/ Robert B. Ladd
Name:	Adam Finesilver	Name:	Robert Ladd
Title:	Managing Partner	Title:	Chief Executive Officer

[Signature Page to Termination Agreement]

EXHIBIT A

Form of Bill of Sale

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Deep South Mining LLC, a Delaware limited liability company (the “Seller”), agrees to sell to MGT Capital Investments, Inc., a Delaware corporation (the “Buyer”), certain assets (the “Assets”) as described below for an aggregate amount of 5,000,000 (Five Million) restricted shares of Buyer’s Common Stock (the “Purchase Price”) and other good and valuable consideration.

Effective as of the last date stated below (the “Execution Date”), the Seller hereby sells, transfers and conveys to the Buyer the title to the Assets as they are and as where they are for a payment of the Purchase Price.

The Assets consist of 1,000 (One Thousand) Antminer S9 Bitcoin miners manufactured by Bitmain Technologies, inclusive of associated power supplies and cables, located at a hosted facility in Colorado Springs, CO. Simultaneously with the execution of this Bill of Sale, the Buyer shall instruct its transfer agent, VStock Transfer LLC to issue the shares representing the Purchase Price in the name of Seller. Seller may anytime thereafter instruct VStock to reissue all or part of the Purchase Price in one or more names.

Each party covenants and agrees that it will execute, deliver and acknowledge (or cause to be executed, delivered and acknowledged), from time to time at the request of the other party and without further consideration, all such further instruments of conveyance, transfer and assignment, and perform or cause to be performed all such further acts as may be necessary or appropriate to carry out the provisions and intent of the Bill of Sale. In furtherance of the foregoing, each of the Seller and Buyer agrees that each of them will, at any time and from time to time, after the Execution Date, upon the reasonable request of the other party, do, execute, acknowledge, and deliver or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers and conveyances as may be required in order to the facilitate the transaction contemplated herein.

All notices and communications between the parties with respect to this Bill of Sale must be in writing. All communications shall be delivered by e-mail as following:

(i)	communications and notices to the Seller shall be sent to James Saxon at jdsaxon77@gmail.com;

(ii)	communications and notices to the Buyer shall be sent to Robert Ladd at rladd@mgtci.com.

Notices shall be deemed to have been received at the time the e-mails are sent.

The provisions of this Bill of Sale shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the Seller and Buyer.

This Bill of Sale shall be subject to and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

This Bill of Sale constitutes the entire agreement between the parties pertaining to its subject matter and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Bill of Sale shall be binding unless executed in writing by both parties.

This Bill of Sale may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall be an original, and such counterparts together shall constitute but one and the same instrument and agreement, and the Bill of Sale shall not be binding on any party until both parties have executed it. This Bill of Sale may be signed by a facsimile or electronic signature, which shall have the same force and effect as an original signature.

[SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Seller and Buyer have executed this Bill of Sale as of August 31, 2019.

BUYER:

MGT CAPITAL INVESTMENTS, INC.

By:
Name:	Robert Ladd
Title:	President and CEO

SELLER:

DEEP SOUTH MINING LLC

By:
Name:
Title:

[SIGNATURE PAGE TO BILL OF SALE]

EXHIBIT B

Formula A

This Formula A provides for the amount of Bitcoin payable by Provider to User monthly, defined as Bitcoin Production (BP) minus the Electricity Costs (EC) of 450 Bitmain Antminer S9 units, each running at a consistent 12.5 Th/s, adjusted for changes in the Difficulty Rate (DR). Electricity Cost is calculated at 6.3 cents per kWh, with each S9 consuming 1500W. The computation follows:

5,625/DR = BP

EC = [1500/1000 x 24 hours x 30 days x $0.063 x 450 units = $30,618] / [equal-weighted daily average price per Bitcoin for the calculation period (Price)]

EC = $30,618/Price

Formula A = [5,625/DR] minus [$30,618/Price]

NOTE:

DR = amount of hash power in Th/s required by the network to mine one Bitcoin per month. This number is 1,350 Th/s on the Effective Date and will change approximately every 13 days.

Formula B

This Formula B provides for the amount of Bitcoin payable by Provider to User monthly, defined as Bitcoin Production (BP) minus the Electricity Costs (EC) of 50 Bitmain Antminer S17 units, each running at a consistent 53 Th/s, adjusted for changes in the Difficulty Rate (DR). Electricity cost is calculated at 4.2 cents per kWh, with each S17 consuming 2600W. The computation follows:

2,650/DR = BP

EC = [2600/1000 x 24 hours x 30 days x $0.042 x 50 units = $3,931] / [equal-weighted daily average price per Bitcoin for the calculation period (Price)]

EC = $3,931/Price

Formula B = [2,650/DR] minus [$3,931/Price]

NOTE:

DR = amount of hash power in Th/s required by the network to mine one Bitcoin per month. This number is 1,350 Th/s on the Effective Date and will change approximately every 13 days.